First Quarter 2025 Investor Briefing June 4, 2025

First Quarter 2025 Investor Briefing Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 14, 2025, and “ITEM 1A - RISK FACTORS” in our Annual Report on Form10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 31, 2025. This electronic presentation is provided as of June 4, 2025. If you are viewing this presentation after that date, there may have been events that occurred subsequent to such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

First Quarter 2025 Investor Briefing ‣ New Generation Update ‣ Operations Update ‣ Financial and Liquidity Update Betsy Higgins Executive Vice President and Chief Financial Officer Annalisa Bloodworth President and Chief Executive Officer 3 Rich Wallen Executive Vice President and Chief Operating Officer Presenters and Agenda

First Quarter 2025 Investor Briefing Smarr Combined Cycle Project – Update Smarr CC (1,425 MW, two-unit combined cycle; 2029 projected in-service date) ‣ Selected GE Vernova as original equipment manufacturer. • GE Vernova will supply two of its high-efficiency 7HA.03 gas turbines, two H84 hydrogen-cooled generators, two triple-pressure with reheat Heat Recovery Steam Generators and two STF-D600 steam turbines with H65 hydrogen-cooled generators. • Oglethorpe has GE units in its fleet and has worked with GE Vernova for many years to maintain and enhance the performance of these turbines. ‣ Preliminary cost estimate for this facility is $1.8 to $2.3 billion, and we are actively refining this estimate amid ongoing market volatility. • We anticipate finalizing our budget by late summer following the completion of our RFP process for engineering, procurement and construction services. 4

First Quarter 2025 Investor Briefing Other Future Power Resources – Update Talbot Unit 7 (240 MW CT with dual fuel capabilities; 2029 projected in-service date) ‣ Expecting to use Siemens equipment, similar to existing units at Talbot site. ‣ Continue work on prequalifying contractors; expect to select contractor this year. ‣ Projected budget of $360 million. Battery Storage Project (75 MW utility-scale battery storage; 2029-2030 projected in- service dates) ‣ The project budget for these batteries is approximately $200 million to $250 million. ‣ Continue to engage with the U.S. Department of Energy regarding $~81 million GRIP Grant, which was committed in late 2024 and would fund a portion of the costs noted above. Existing Fleet Uprates ‣ Exploring potential capacity uprates on existing fleet. 5

First Quarter 2025 Investor Briefing Oglethorpe’s Diversified Power Supply Portfolio (a) Capacity and energy include Oglethorpe and Smarr EMC resources. Oglethorpe and Smarr EMC capacity reflects summer reserve planning capacity. 2025 Capacity (MW) 9,323 MW (a) 6 2025 Energy (MWh) (April 2024 – March 2025) Member and Non-Member Sales 35.2 Million MWh Member Sales 33.8 Million MWh

First Quarter 2025 Investor Briefing Capacity Factor Comparison Through March 31 Nuclear Coal Gas - CC Gas - CT Pumped Storage Hydro 7 (a) Vogtle Unit 4 was placed in service on April 29, 2024. 2024 capacity factor represents Unit 3 only through March 31. (b) Washington was acquired in December 2022 and its output was sold off-system under a tolling agreement with Georgia Power through May 31, 2024. Therefore, 2024 capacity factor is not shown. (c) Acquisition of Walton County Energy Facility closed June 28, 2024. Therefore, 2024 capacity factor is not shown. (a) (b) (c)

First Quarter 2025 Investor Briefing Cornerstones of Oglethorpe’s Credit Strength: Contracts, Rate Structure and Members Rates not Subject to Georgia Public Service Commission Regulation Mostly (2/3) Residential Customer Base Diversified Power Supply Portfolio Significant Equity at Member Level Strong Liquidity Long-Term Wholesale Power Contracts with Members (Take or Pay / Joint & Several / Unlimited Step-Up) Members’ Financial Strength Wholesale Power Contract’s Formulary Rate Designed for Full Cost Recovery New Resources Require Broad Support (“75/75/75”) and 100% Subscription by Members 8

First Quarter 2025 Investor Briefing Members’ Load ‣ MWh sales of 43 million in 2024. ‣ Average residential revenue of 12.8 cents/kWh in 2024 (a). ‣ 64% of 2024 MWh sales were to residential class (a). ‣ Serve approximately 2.2 million meters, representing approximately 4.7 million people. • Covers 38,000 square miles, or 65% of Georgia. • Includes 151 out of 159 counties in Georgia. ‣ No residential competition. ‣ Exclusive right to provide retail service in designated service territories. ‣ Competition only at inception for C&I loads in excess of 900kW. ‣ Oglethorpe is not an “all requirements” supplier, as Members have choice for future power supply needs. Member Systems at a Glance = Oglethorpe’s 38 Members Members’ Service Territory and Competition Revenue Contribution to Oglethorpe ‣ In 2024, Jackson EMC accounted for approximately 18% of our total operating revenues. ‣ No other Member over 10%. 9 2024 Member Customer Base by MWh Sales (a) (a) These figures are preliminary estimates based on 37 of 38 Members reporting 2024 financial data to-date.

First Quarter 2025 Investor Briefing Financial Strength of Oglethorpe’s Members 10 Note: Oglethorpe’s debt is not the direct obligation of the Members and, as a result, the capital of the Members does not directly support the principal and interest payments to be made by Oglethorpe on its outstanding indebtedness. Note: 2024 figures are preliminary estimates based on 37 of 38 Members reporting year-end financial data to-date. Member 2024 Average Financial Ratios TIER: 3.55x Equity/Assets: 41% Equity/Total Capitalization: 50% Members’ 2024 Aggregate Financial Metrics Total Annual Revenues: $5.3 billion Total Net Margins: $513 million Total Patronage Capital: $5.3 billion Total Assets: $13.0 billion

First Quarter 2025 Investor Briefing Member Residential Rate Comparison 11 (a) 2024 rates for these Members range from approximately 11.3 to 17.5 cents per kWh. (b) Source : U.S. Energy Information Administration. U.S. residential average for 2024 was 16.5 cents per kWh. (a) (b) * * 2024 actual rate based on information received from 37 of the 38 Members.

Historical & Projected Wholesale Power Cost



Actual
Projected
10
9
8
7
6
5
4
3
2
1
0
cents/kWh
2022 - Average gas price ~$6.5/mmbtu, before Vogtle 3&4 was in-service
2023 - Average gas price ~$2.7/mmbtu, and Vogtle unit 3 came online July 31
2030 - first full year with all future resources in service:
• Smarr CC
• Talbot 7 CT
• Battery Project
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Average Power Costs per Financial Statements
Average Power Costs adjusted for Deferred Revenues for Rate Management Program

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Income Statement Excerpts

($ in thousands)	Three Months Ended Mar 31, 2025	2024	3/31/2024-3/31/2025 % Change	Year Ended December 31, 2024	2023	2022
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$413,337	$355,718	16.2%	$1,501,903	$1,082,368	$984,036
Sales to Members - Energy	254,964	179,652	41.9%	643,619	599,198	990,647
Total Sales to Members	$668,301	$535,370	24.8%	$2,145,522	$1,681,566	$1,974,683
Sales to non-Members	9,275	944	882.5%	36,325	58,619	155,454
Operating Expenses:	515,495	416,083	23.9%	1,698,351	1,463,119	1,936,086
Other Income	12,056	19,856	-39.3%	67,390	81,049	72,244
Net Interest Charges	131,131	97,988	33.8%	480,385	292,325	204,591
Net Margin	**$43,006**	**$42,099**	2.2%	**$70,501**	**$65,790**	**$61,704**
Margins for Interest Ratio[(a)]	**1.10**	**1.14**		**1.14**	**1.14**	**1.14**
Sales to Members						
Energy Cost (cents/kWh)	**3.44**	**2.63**	**30.8%**	**2.08**	**2.12**	**3.86**
Average Power Cost (cents/kWh)	**9.01**	**7.83**	**15.0%**	**6.92**	**5.94**	**7.70**
Sales to Members (MWh)[(b)]	**7,417,890**	**6,836,560**	**8.5%**	**31,001,082**	**28,289,147**	**25,634,984**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. For interim periods, this line represents the targeted Margins for Interest ratio for the year. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, from 2010 through 2024, above the minimum 1.10 ratio required by the Indenture. With the completion of Vogtle 3&4 construction, Margins for Interest ratio was decreased back to the minimum 1.10 in the 2025 budget.

(b) Excludes test energy megawatt-hours from Plant Vogtle Units 3 and 4 supplied to Members in 2023 and 2024. Any revenues and costs associated with test energy were capitalized.

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Balance Sheet Excerpts

OglethorpePower

($ in thousands)	March 31, 2025	December 31, 2024	December 31, 2023
Balance Sheet Data:			
Assets:			
Electric Plant:			
Net Plant in Service	$11,926,488	$11,989,581	$8,996,092
CWIP	456,401	320,167	3,294,641
Nuclear Fuel	415,114	402,328	389,662
Total Electric Plant	$12,798,003	$12,712,076	$12,680,395
Total Investments and Funds	1,486,384	1,492,372	1,449,689
Total Current Assets	1,036,898	1,109,969	1,191,687
Total Deferred Charges	1,174,194	1,163,121	1,203,080
Total Assets	**$16,495,479**	**$16,477,538**	**$16,524,851**
Capitalization:			
Patronage Capital and Membership Fees	$1,371,424	$1,328,418	$1,257,917
Long-term Debt and Finance Leases	12,170,334	12,167,367	11,644,503
Other	37,690	37,625	35,014
Total Capitalization	$13,579,448	$13,533,410	$12,937,434
Total Current Liabilities	905,756	936,414	1,358,453
Total Deferred Credits and Other Liabilities	2,010,275	2,007,714	2,228,964
Total Equity and Liabilities	**$16,495,479**	**$16,477,538**	**$16,524,851**
Total Capitalization	**$13,579,448**	**$13,533,410**	**$12,937,434**
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	123,997	120,328	120,560
Plus: Long-term Debt and Finance Leases due within one year	395,130	398,979	384,426
Total Long-Term Debt and Equities	**$14,098,575**	**$14,052,717**	**$13,442,420**
Equity Ratio[a]	**9.7%**	**9.5%**	**9.4%**

[a] The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has covenants in three credit agreements that require a minimum total patronage capital, with the highest such requirement being $900 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

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RUS and DOE Loan Summaries as of April 30, 2025

RUS-Guaranteed Loans[a]

Purpose/Use of Proceeds	Approved	Advanced	Remaining Amount
Current Loans			
General & Environmental Improvements	$630,342,000	$464,765,602	$165,576,398
General & Environmental Improvements	$755,208,000	$251,573,135	$503,634,865
Walton Acquisition [b]	$80,058,000	$0	$80,058,000
	$1,465,608,000	**$716,338,737**	**$749,269,263**

Total amount outstanding under all RUS Guaranteed Loans is $2.8 billion, with an average interest rate of 3.512%.

(a) RUS guaranteed loans are funded through the Federal Financing Bank and made at comparable Treasury plus 0.125%.
(b) RUS loan conditionally committed as of February 10, 2025. We expect to fully fund this loan in 2026.

DOE-Guaranteed Loans for Vogtle 3&4 Construction

Loan Agreement	Advanced	Repaid	Outstanding
2014 Loan	$3,013,348,382	$400,237,680	$2,613,110,702
2019 Loan	$1,619,679,706	$214,834,316	$1,404,845,390
	$4,633,028,088	**$615,071,996**	**$4,017,956,092**

Average interest rate on the outstanding balance under the DOE-guaranteed loans is 2.936%.

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First Quarter 2025 Investor Briefing Oglethorpe’s Available Liquidity Borrowings & Reserved Liquidity Detail $3 million – Outstanding Letters of Credit for Operational Needs $74 million – Walton Acquisition Costs $54 million – B.C. Smith, Washington, Baconton and Walton Deferral Costs $75 million – New Generation: Smarr CC and Talbot No. 7 $41 million – Reserved to support Weekly Rate Tax-Exempt Bonds(a) • Represents 553 days of liquidity on hand. (a) $40.53 million of Oglethorpe’s Tax-Exempt Bonds are in a weekly variable rate backed by Oglethorpe’s own liquidity, which it is reserving to support these bonds. 16 As of May 23, 2025

First Quarter 2025 Investor Briefing Recent and Upcoming Financial Activity Completed in 2025 Q1 Received conditional commitment from RUS for up to $331 million 0% loan to refinance debt related to the retired Wansley coal plant. $350 million Green First Mortgage Bonds for Vogtle 3&4 (final issuance for Vogtle 3&4 construction) $272 million remarketing of Burke Series 2013A and 2017E Bonds and Monroe 2013A Bonds in Term Rate mode $41 million remarketing of Appling Series 2013A Bonds into a Weekly Rate mode (VRDBs) with self liquidity Upcoming in 2025 Q2 Submitting two loan applications to RUS for general capital improvements totaling up to $730M. Q4 Submitting two loan applications to RUS for construction of Smarr CC and construction of Talbot 7 (amount TBD). 17

First Quarter 2025 Investor Briefing 18

First Quarter 2025 Investor Briefing • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Oglethorpe’s ESG Reports along with its qualitative and quantitative EEI ESG/Sustainability Reports are available on its website. • Member information is generally filed as an exhibit to Form 10-Q for the first or second quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) 2023 Member information was filed in an exhibit to Form 10-Q for the second quarter of 2024. • For additional information please contact: Additional Information 19 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Cheri Garing Senior Vice President, Planning cheri.garing@opc.com 770-270-7204 Joe Rick Senior Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Media Contact Name Title Email Address Phone Number Blair Romero Director, Corporate Communications blair.romero@opc.com 770-270-7290